Exhibit 10.2
THIRD AMENDMENT TO THE
MYERS INDUSTRIES, INC.
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
JOHN C. ORR
     This Third Amendment to the Myers Industries, Inc. Executive Supplemental Retirement Plan (the “Plan”), is entered into as of the 1st day of March, 2011, by and between Myers Industries, Inc. (the “Employer”) and John C. Orr (the “Executive”).
     WHEREAS, the Employer established the Plan, effective January 1, 1997;
     WHEREAS, the Executive is a Participant in the Plan;
     WHEREAS, pursuant to Section 10.7 of the Plan, the Employer may amend or modify any provision of the Plan as to any particular Participant (as defined in the Plan) by agreement with such Participant, provided that such agreement is in writing, is executed by both the Employer and the Participant, and is filed with the Plan records;
     WHEREAS, the Employer has previously amended the Plan with respect to the Executive as documented by that certain Amendment to the Myers Industries, Inc. Executive Supplemental Retirement Plan for John C. Orr effective as of May 1, 2005 (the “First Amendment”) and that certain Amendment to the Myers Industries, Inc. Executive Supplemental Retirement Plan for John C. Orr effective as of June 1, 2008 (the “Second Amendment”);
     WHEREAS, the Second Amendment amended, restated and superseded the First Amendment in its entirety and applied only to the Executive and not to any other Participants;
     WHEREAS, this Third Amendment shall amend, restate and supersede Paragraphs 1, 2, 3, 4, 6, and 16 of the Second Amendment with respect to definitions of Benefit Amount, Cause, Change in Control, Disability, Good Reason, and the Supplemental Termination Pension, respectively, and shall apply only to the Executive and not to any other Participants; and
     WHEREAS, all other provisions of the Second Amendment with respect to the Executive are unchanged and shall continue in full force and effect.
     NOW, THEREFORE, the Plan is hereby amended effective June 1, 2011 as to the Executive as follows:
1.	Section 2.4 of the Plan shall be amended in its entirety to read as follows:

“Section 2.4 The term “Benefit Amount” shall mean $325,000 and, for distribution purposes, shall consist of two portions, the “Lump Sum Benefit Amount” and the “Periodic Benefit Amount.” The Lump Sum Benefit Amount shall mean $75,000 and the Periodic Benefit Amount shall mean $250,000. Notwithstanding the foregoing, the Committee may, at any time and from time to time, in its sole discretion, revise the Benefit Amount, including the Lump Sum Benefit Amount and the Periodic Benefit Amount; provided, however, that none of the Benefit Amount, Lump Sum Benefit Amount or Periodic Benefit Amount may be reduced without the Participant’s written consent.”

2.	Section 2.6 of the Plan shall be amended in its entirety to read as follows:

“Section 2.6 The term “Cause” shall mean “Cause” as defined in the Severance Agreement Between Myers Industries, Inc. and John C. Orr Effective as of June 1, 2011 (the “Severance Agreement”).

3.	Section 2.7 of the Plan shall be amended in its entirety to read as follows:

“Section 2.7 The term “Change in Control” shall mean a “Change in Control” as defined in the Severance Agreement.”

4.	Section 2.10 of the Plan shall be amended in its entirety to read as follows:

“Section 2.10 The term “Disability” shall mean “Disability” as defined in the Severance Agreement.”

5.	Section 2.14 of the Plan shall be amended in its entirety to read as follows:

“Section 2.14 The term “Good Reason” shall mean “Good Reason” as defined in the Severance Agreement.”

6.	Section 4.6 of the Plan shall be amended in its entirety to read as follows:

“Section 4.6 Supplemental Termination Pension. Subject to the provisions of Section 4.5 and Article XI, if the Participant terminates employment on or after June 1, 2014, the Participant shall be entitled to receive a lump sum Supplemental Termination Pension equal to the “Lump Sum Payment” as defined in Section 5.1, and a monthly Supplemental Termination Pension equal to one-twelfth (1/12th) of the Periodic Benefit Amount.”
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     All other provisions of the Plan are unchanged and shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first written above.

“EMPLOYER” MYERS INDUSTRIES, INC.
/s/ Jon H. Outcalt
By: Jon H. Outcalt, Chairman of the
Compensation Committee

“EXECUTIVE” JOHN C. ORR
/s/ John C. Orr
By: John C. Orr

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